                                   DUPLICATE

                                                                    Exhibit 3.95

                                STATE OF GEORGIA

                            [STATE OF GEORGIA SEAL]

                          OFFICE OF SECRETARY OF STATE


     I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that


                               "SPORTSLIFE, INC."


has been duly incorporated under the laws of the State of Georgia on the 29th day of December, 1983, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.


                           IN TESTIMONY WHEREOF, I have hereunto set my hand and
                   affixed the seal of my office, at the Capitol, in the City of
                                  Atlanta, this 29th day of December in the year
                                of our Lord One Thousand Nine Hundred and Eighty
                              Three and of the Independence of the United States
                                           of America the Two Hundred and Eight.

                                                                 /s/ Max Cleland
                                      ------------------------------------------

                                      SECRETARY OF STATE, EX-OFFICIO CORPORATION
                                      COMMISSIONER OF THE STATE OF GEORGIA



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                           ARTICLES OF INCORPORATION

                                       OF

                                SPORTSLIFE, INC.

                                   ARTICLE I.

     The name of the corporation is Sportslife, Inc.

                                  ARTICLE II.

     The corporation shall have perpetual duration.

                                  ARTICLE III.

     The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                  ARTICLE IV.

     The corporation is a corporation for profit and is organized for the purpose of engaging in the operation of health clubs. The corporation likewise shall have authority to engage in any work, service or pursuit in any manner ancillary or in aid of its general purposes as stated above.

                                   ARTICLE V.

     The corporation is authorized to carry on any other business whatsoever, including but not limited to the providing of services capable of being carried on for profit or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its property, and to have, enjoy, and exercise all of the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the Georgia Business Corporation Code pursuant to O.C.G.A. Sec.14-2-21.

                                  ARTICLE VI.

     The corporation shall have the authority to issue not more than One Million (1,000,000) shares of common stock of one cent ($.01) par value.
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                                  ARTICLE VII.

     The corporation shall not commence business until it shall have received not less than Five Hundred Dollars ($500.00) in payment for the issuance of shares of stock.

                                 ARTICLE VIII.

     The shareholders of the corporation shall have preemptive rights to acquire additional shares of the corporate stock in proportion to the then outstanding shares.

                                  ARTICLE IX.

     The initial registered office of the corporation shall be located at 810-J Franklin Court, S.E., Marietta, Cobb County, Georgia 30067. The initial registered agent of the corporation at said office shall be Lyle Ray Irwin, and his written consent to such appointment is attached to these Articles of Incorporation.

                                   ARTICLE X.

     The business of the corporation shall be managed by its Board of Directors, and the initial Board of Directors shall consist of four members who are:

     Name                                                 Address

     Lyle Ray Irwin                               810-J Franklin Court, S.E.
                                                  Marietta, Georgia 30067

     Richard P. Boggs                             810-J Franklin Court, S.E.
                                                  Marietta, Georgia 30067

     Gerald Alles                                 810-J Franklin Court, S.E.
                                                  Marietta, Georgia 30067

     Louis S. Off                                 810-J Franklin Court, S.E.
                                                  Marietta, Georgia 30067

                                  ARTICLE XI.

     The officers of the corporation shall consist of a President, Vice President and Secretary/Treasurer. The by-laws shall provide for the filling of vacancies of any and all of these offices, and the term of office of the officers and the manner of election thereof. Any additions to the number of officers shall be made at the discretion of the Board of Directors in accordance
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with the provisions set out in the by-laws. The initial officers of the corporation shall be determined by the Board of Directors at their first meeting.

                                  ARTICLE XII.

     The Board of Directors of the corporation may, from time to time and in its discretion, distribute a portion of the assets of the corporation to its shareholders out of the capital surplus of the corporation.

                                 ARTICLE XIII.

    The Board of Directors may, from time to time and at its discretion, cause the corporation to purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

                                  ARTICLE XIV.

     The name and address of the incorporator is Lyle Ray Irwin, 810-J Franklin Court, S.E., Marietta, Cobb County, Georgia 30067.

                                  ARTICLE XV.

     The corporation shall be authorized to issue its stock in accordance with the appropriate laws and regulations, so as to have its stock issued as Section 1244 Stock, in accordance with the Internal Revenue Code.

     IN WITNESS HWEREOF, the undersigned executes these Articles of Incorporation.


                                   /s/ Lyle Ray Irwin
                                   ---------------------------------
                                   LYLE RAY IRWIN, Incorporator

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                            CONSENT TO APPOINTMENT AS

                                 REGISTERED AGENT

TO: Secretary of State
    Ex-Officio Corporate Commissioner
    State of Georgia
    State Capitol
    Atlanta, Georgia

     I, LYLE RAY IRWIN, do hereby consent to serve as registered agent for the corporation SPORTSLIFE, INC.

     This 21st day of December, 1983.

                                             /s/ Lyle Ray Irwin
                                             ----------------------------------
                                             LYLE RAY IRWIN
                                             810-J Franklin Court, S.E.
                                             Marietta, Georgia, 30067

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                                STATE OF GEORGIA

                            [STATE OF GEORGIA SEAL]

                          OFFICE OF SECRETARY OF STATE

               I, Max Cleland, Secretary of State of the State of
               Georgia, do hereby certify that

based on a diligent search of the records on file in this office, I find that the name of the following proposed domestic corporation to wit

                               "SPORTSLIFE, INC."

is not identical with or confusingly similar to the name of any other existing domestic or domesticated or foreign corporation registered in the records on file in this office or to the name of any other proposed domestic or domesticated, or foreign corporation as shown by a certificate of the Secretary of State heretofore issued and presently effective.

     This certificate is in full force and effective for a period and calendar months from date of issuance. After such period of time, this certificate is void.

                            In TESTIMONY WHEREOF, I have hereunto set my hand
                            and affixed the seal of my office, at the Capitol,
[STATE OF GEORGIA SEAL]     in the City of Atlanta, this 29th day of DECEMBER,
                            in the year of our Lord One Thousand Nine Hundred and Eighty THREE and of the Independence of the United States of America the Two Hundred and EIGHT


                                     /s/ Max Cleland
                                     -------------------------------------------
                                     SECRETARY OF STATE (ILLEGIBLE)
                                     COMMISSIONER OF THE STATE OF GEORGIA